Exhibit 10.79

AMENDMENT NO. 1 TO SECURITIES PURCHASE AGREEMENT

This Amendment No. 1 to Securities Purchase Agreement (this “Amendment”) is entered into as of February 13, 2023, by and between _______________________ (“Purchaser”), and Brain Scientific Inc., a Nevada corporation (“Company”). Capitalized terms used in this Amendment without definition shall have the meanings given to them in the SPA (as defined below).

A. Company and Purchaser are parties to that certain securities purchase agreement dated June 10, 2022 (the “SPA”).

B. Company has requested that Purchaser modify the provisions of the SPA related to the Purchaser’s rights to participate in a Subsequent Financing.

C. Purchaser has agreed, subject to the terms, amendments, conditions, and understandings expressed in this Amendment, to amend the SPA.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Recitals. Each of the parties hereto acknowledges and agrees that the recitals set forth above in this Amendment are true and accurate and are hereby incorporated into and made a part of this Amendment.

2. Amendment. Section 4.21(a) of the SPA is deleted in its entirety and replaced as follows:

“(a) From the date hereof until the date that is thirty-six (36) months following the closing of a Qualified Offering, upon any issuance by the Company of Common Stock or Common Stock Equivalents for consideration (a “Subsequent Financing”), each Purchaser shall have the right to participate in the Subsequent Financing in an amount equal to 30% of the amount of the Subsequent Financing (excluding any over-allotment amount) (the “Participation Maximum”) on the same terms, conditions and price provided for in the Subsequent Financing.”

3. Representations and Warranties. In order to induce Purchaser to enter into this Amendment, Company, for itself, and for its affiliates, successors and assigns, hereby acknowledges, represents, warrants and agrees as follows:

(a) Company has full power and authority to enter into this Amendment and to incur and perform all obligations and covenants contained herein, all of which have been duly authorized by all proper and necessary action. No consent, approval, filing or registration with or notice to any governmental authority is required as a condition to the validity of this Amendment or the performance of any of the obligations of Company hereunder.

(b) There is no fact known to Company or which should be known to Company which Company has not disclosed to Purchaser on or prior to the date of this Amendment which would or could materially and adversely affect the understanding of Purchaser expressed in this Amendment or any representation, warranty, or recital contained in this Amendment.

(c) Except as expressly set forth in this Amendment, Company acknowledges and agrees that neither the execution and delivery of this Amendment nor any of the terms, provisions, covenants, or agreements contained in this Amendment shall in any manner release, impair, lessen, modify, waive, or otherwise affect the liability and obligations of Company under the terms of the Transaction Documents.

(d) Company has no defenses, affirmative or otherwise, rights of setoff, rights of recoupment, claims, counterclaims, actions or causes of action of any kind or nature whatsoever against Purchaser, directly or indirectly, arising out of, based upon, or in any manner connected with, the transactions contemplated hereby, whether known or unknown, which occurred, existed, was taken, permitted, or begun prior to the execution of this Amendment and occurred, existed, was taken, permitted or begun in accordance with, pursuant to, or by virtue of any of the terms or conditions of the Transaction Documents. To the extent any such defenses, affirmative or otherwise, rights of setoff, rights of recoupment, claims, counterclaims, actions or causes of action exist or existed, such defenses, rights, claims, counterclaims, actions and causes of action are hereby waived, discharged and released. Company hereby acknowledges and agrees that the execution of this Amendment by Purchaser shall not constitute an acknowledgment of or admission by Purchaser of the existence of any claims or of liability for any matter or precedent upon which any claim or liability may be asserted.

4. Certain Acknowledgments. Each of the parties acknowledges and agrees that no property or cash consideration of any kind whatsoever has been or shall be given by Purchaser to Company in connection with the amendment to the SPA granted herein.

5. Other Terms Unchanged. The SPA, as amended by this Amendment, remains and continues in full force and effect, constitutes legal, valid, and binding obligations of each of the parties, and is in all respects agreed to, ratified, and confirmed. Any reference to the SPA after the date of this Amendment is deemed to be a reference to the SPA as amended by this Amendment. If there is a conflict between the terms of this Amendment and the SPA, the terms of this Amendment shall control. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment to, any right, power, or remedy of Purchaser under the SPA, as in effect prior to the date hereof. For the avoidance of doubt, this Amendment shall be subject to the governing law and venue, as set forth in the SPA.

6. No Reliance. Company acknowledges and agrees that neither Purchaser nor any of its officers, directors, members, managers, equity holders, representatives or agents has made any representations or warranties to Company or any of its agents, representatives, officers, directors, or employees except as expressly set forth in this Amendment and the Transaction Documents and, in making its decision to enter into the transactions contemplated by this Amendment, Company is not relying on any representation, warranty, covenant or promise of Purchaser or its officers, directors, members, managers, equity holders, agents or representatives other than as set forth in this Amendment.

7. Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

8. Further Assurances. Each party shall do and perform or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Amendment and the consummation of the transactions contemplated hereby.

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IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date set forth above.

PURCHASER:

(Name - Please Print)

(Signature)

(Name of Signatory, in the case of entities - Please Print)

(Title of Signatory, in the case of entities - Please Print)

Address:

COMPANY:

BRAIN SCIENTIFIC INC.

By:
	Name:	Hassan Kotob
	Title:	Chief Executive Officer

Email for delivery of Notices:

[Signature Page to Amendment No. 1 to Securities Purchase Agreement]

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